===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      AMERICAN GENERAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------


Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                    [LOGO OF AMERICAN GENERAL APPEARS HERE]


                    Notice of Annual Meeting of Shareholders
                              and Proxy Statement

                          Meeting Date: April 26, 2001


                          American General Corporation
                               2929 Allen Parkway
                           Houston, Texas 77019-2155

                                                              Robert M. Devlin
                    [LOGO OF AMERICAN GENERAL APPEARS HERE]   Chairman and CEO

         March 30, 2001

         Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of American General Corporation scheduled for Thursday, April 26, 2001, at The Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, at 9:00 a.m. CDT.

         Please review the enclosed Notice of Meeting and Proxy Statement, which describe the matters to be acted upon at the meeting. To ensure that your shares are represented at the meeting, we strongly encourage you to sign, date and mail the proxy card in the enclosed envelope. The proxy card should be completed and mailed even if you plan to attend the meeting.

         On behalf of the Board of Directors, thank you for your continued support. We look forward to your participation.

         Sincerely,

         /s/ Robert M. Devlin
         Robert M. Devlin

                          American General Corporation
                 2929 Allen Parkway . Houston, Texas 77019-2155

                          American General Corporation

                    Notice of Annual Meeting of Shareholders

                         Date: Thursday, April 26, 2001
                         Time:  9:00 a.m. CDT
                         Place: The Four Seasons Hotel
                                1300 Lamar Street
                                Houston, Texas

    Matters to be voted on:

    . Election of 12 directors for terms ending at the annual meeting in
      2002

    . Ratification of the appointment of Ernst & Young LLP as independent auditors for 2001

    . Any other business that may properly come before the meeting

    You have the right to receive this notice and vote at the Annual Meeting if you were a shareholder of record at the close of business on March 8, 2001. Please remember that your shares cannot be voted unless you sign and return the enclosed proxy card, vote in person at the Annual Meeting, or make other arrangements to vote your shares.

                                    For the board of directors,

                                    /s/ Mark S. Berg
                                    Mark S. Berg
                                    Executive Vice President, General Counsel
                                    and Corporate Secretary


  March 30, 2001

                              2001 Proxy Statement

                               Table of Contents

General Information.........................................................   1
Solicitation of Proxies.....................................................   1
Voting......................................................................   2
Election of Directors (Item 1)..............................................   2
 Information About the Nominees.............................................   3
 The Board of Directors.....................................................   6
Security Ownership..........................................................   8
Executive Compensation .....................................................  10
 Personnel Committee Report.................................................  10
 Comparison of Five-Year Cumulative Total Shareholder Return................  14
 Executive Compensation Tables..............................................  15
 Change in Control Definition, Arrangements and Employment Agreements.......  19
Certain Relationships and Transactions......................................  21
Independent Auditors (Item 2)...............................................  21
Other Business..............................................................  22
Appendix A.................................................................. A-1


Copies of this proxy statement, American General's Annual Report to Shareholders, and its Annual Report on Form 10-K are available to shareholders at no charge upon request directed to:

                          American General Corporation
                              Corporate Relations
                                 P.O. Box 3247
                             Houston, TX 77253-3247
                           Telephone: (800) AGC-1111
                       Internet: www.americangeneral.com
                           Facsimile: (713) 523-8531

--------------------------------------------------------------------------------

                                AMERICAN GENERAL

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                              GENERAL INFORMATION

Proxy Statement

  The board of directors of American General is soliciting proxies to obtain support for the proposals to be voted on at the annual meeting of American General shareholders scheduled for April 26, 2001. The matters to be voted upon are the following: election of 12 directors for terms ending at the an-nual meeting in 2002; ratification of the appointment of Ernst & Young LLP as independent auditors for 2001; and any other business that may properly come before the meeting.

  Whenever we refer in this Proxy Statement to the Annual Meeting, we are also referring to any meeting that results from an adjournment of the Annual Meet-ing. We are first mailing this Proxy Statement and related proxy card to our shareholders on or about March 30, 2001.

  We encourage you to vote your shares, either by voting in person at the An-nual Meeting or by granting a proxy. To assist you in deciding how to vote, this Proxy Statement includes information about American General, its offi-cers, nominees for director, and related matters. In addition, a graph showing American General's performance over a five-year period is included on page 14.


                            SOLICITATION OF PROXIES

The Proxy Card

 If you execute the enclosed proxy card, the individuals designated on the card (W. Lipscomb Davis Jr., Robert M. Devlin, and Michael J. Poulos) will vote your shares according to your instructions. With respect to Item 1 (the election of directors), you may vote in favor of the director nominees or, if you desire, indicate on the proxy card that you are not authorizing the desig-nated individuals to vote your shares for one or more particular nominees. With respect to Item 2 (the ratification of Ernst & Young LLP as independent auditors for 2001), you may vote in favor of, against, or abstain from voting on the proposal.

 If a proxy card is signed without choices specified, those shares will be voted for the election of the director nominees and in favor of Item 2. If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and vot-ing your shares in person.

Costs of Soliciting Proxies

 American General will pay the cost of soliciting proxies. Proxies are being solicited by mail and may be solicited by telephone, telegram, facsimile, or in person by employees of the company, who will not receive additional compen-sation for any such solicitation. Georgeson Shareholder Communications Inc. has been retained to assist in the solicitation of proxies at a fee of $10,000 plus expenses. The company will reimburse brokerage houses and other custodi-ans, nominees, and fiduciaries for their reasonable expenses in sending proxy material to the beneficial owners of voting securities.

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                             2001 PROXY STATEMENT                             1

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                                    VOTING


Shareholders Entitled to Vote

 Holders of record of Common Stock at the close of business on March 8, 2001, will be entitled to vote at the Annual Meeting. As of such date, approximately 501 million shares of Common Stock were issued and outstanding, which reflects the impact of the 2-for-1 stock split that was effected March 1, 2001. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder.

Voting of Thrift Plan Holdings

 Common Stock held through the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan, The Variable Annuity Life Insurance Company Agents' and Managers' Thrift Plan, and the related trust agreements is voted by the plan trustees, as directed by the participants in those plans. If a participant does not provide specific voting instructions, the trustee must vote the shares in accordance with the instructions received from a majority of shares for which the trustee did receive instructions and in accordance with its fiduciary duty.

Quorum and Votes Necessary to Adopt Proposals

 In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Absten-tions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. The affirmative vote of a majority of the shares voted for or against a matter at the Annual Meeting is required for ap-proval of any matters presented at the meeting, other than the election of di-rectors.

                             ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

 By resolution of the board of directors, the number of directors of American General has been fixed at 12 as of the date of the Annual Meeting. To be elected, each director must receive the affirmative vote of a plurality of the votes cast for the election of directors at the meeting.

 With the exception of Morris J. Kramer, the director nominees were elected at the annual meeting of shareholders in 2000. All nominees have been nominated for terms ending at the annual meeting in 2002.

 Although the management of American General has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, no replacement(s) will be named, and the number of directors to be elected will be reduced accordingly.

 Information regarding each nominee, including principal occupation during the past five years and other directorships, is provided on the succeeding pages.

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2                              AMERICAN GENERAL

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                         INFORMATION ABOUT THE NOMINEES
--------------------------------------------------------------------------------
                    J. EVANS ATTWELL (Age 70)


[PHOTO OF J. EVANS  Mr. Attwell has been a director of American General since
ATTWELL] 1963 and is currently Of Counsel to the firm of Vinson & Elkins L.L.P. He has been with that firm since 1956. Mr. Attwell is also a director of Ocean Energy, Inc.

--------------------------------------------------------------------------------

                    BRADY F. CARRUTH (Age 43)

[PHOTO OF BRADY F.  Mr. Carruth has been a director of American General since
CARRUTH] 1990 and has been President and CEO of Gulf Coast Capital Corporation (commercial landscaping) since 1986. He is also a director of Consolidated Graphics, Inc.

--------------------------------------------------------------------------------


                    W. LIPSCOMB DAVIS JR. (Age 69)

[PHOTO OF W.        Mr. Davis has been a director of American General since
LIPSCOMB DAVIS JR.] 1977 and has been a partner of Hillsboro Enterprises (in-
                    vestments) since 1985. He is also a director of Genesco, Inc., Thomas Nelson, Inc., and SunTrust Bank, Nashville,
                    N.A.

--------------------------------------------------------------------------------

                    ROBERT M. DEVLIN (Age 60)


[PHOTO OF ROBERT M. Mr. Devlin joined American General in 1977 and has been a
DEVLIN] director since 1993. He currently serves as Chairman, Pres-ident, and CEO of American General (Chairman since 1997, President from 1995 to 1997 and since 1998, and CEO since
                    1996). Mr. Devlin served as Vice Chairman of American Gen-eral from 1993 to 1995 and President and CEO of American General Life Insurance Company from 1986 to 1993. He is also a director of Cooper Industries, Inc. and Phillips Pe-troleum Company.


--------------------------------------------------------------------------------

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                              2001 PROXY STATEMENT                             3

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                   INFORMATION ABOUT THE NOMINEES (Continued)

--------------------------------------------------------------------------------

                    J. EDWARD EASLER II (Age 53)

[PHOTO OF J. EDWARD Mr. Easler has been a director of American General since
EASLER II]          December 1998 and has been Vice President, Institutional
                    Advancement, of Morehouse School of Medicine since 1998. He was Vice President, Institutional Advancement, of Lemoyne
                    Owen College from 1997 to 1998 and Chief Development
                    Officer/Director of Development of the Center to Prevent
                    Handgun Violence/Handgun Control from 1996 to 1997. Mr.
                    Easler was a consultant at The Easler Group from 1994 to 1996.

--------------------------------------------------------------------------------

                    LARRY D. HORNER (Age 65)

[PHOTO OF LARRY D.  Mr. Horner has been a director of American General since
HORNER]             1991 and has been Chairman of Pacific USA Holdings Corp.
                    (real estate and thrift operations) since 1994. He was Managing Director of Arnhold and S. Bleichroeder, Inc. from 1991 to 1994 and Chairman and CEO of KPMG Peat Marwick LLP from 1984 to 1990. He is also a director of Asia Pacific Electric Wire & Cable Corp. Limited, Atlantis Plastics, Inc., Laidlaw Global Securities Corp., Newmark Homes Corp., Phillips Petroleum Company, and UTStarcom, Inc.

--------------------------------------------------------------------------------

                    RICHARD J.V. JOHNSON (Age 70)

[PHOTO OF RICHARD   Mr. Johnson has been a director of American General since
J. V. JOHNSON]      1990 and has been with the Houston Chronicle (newspaper
                    publishing) since 1956. He has been Chairman of the Houston
                    Chronicle since 1990 and was also Publisher from 1987 to 2000.

--------------------------------------------------------------------------------

                    MORRIS J. KRAMER (Age 59)

[PHOTO OF MORRIS    Mr. Kramer has been a director of American General since
J. KRAMER]          November 2000 and has been a partner of Skadden Arps Slate
                    Meagher & Flom LLP (law firm) since 1975.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4                               AMERICAN GENERAL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MICHAEL E. MURPHY (Age 64)


[PHOTO OF MICHAEL   Mr. Murphy has been a director of American General since
E. MURPHY]          1997. He had been Vice Chairman of Sara Lee Corporation
                    (packaged food and consumer products) for four years when he retired in 1997. He also served as Chief Administrative
                    Officer from 1979 to 1997, and Chief Financial Officer from
                    1979 to 1994, of Sara Lee Corporation. Mr. Murphy is also a director of Bassett Furniture Industries, Incorporated,
                    GATX Corporation, Coach, Inc., Payless ShoeSource, Inc., and True North Communications Inc., and a trustee of North-ern Funds.

--------------------------------------------------------------------------------
                    MICHAEL J. POULOS (Age 70)


[PHOTO OF MICHAEL   Mr. Poulos served as a director of American General from
J. POULOS]          1980 to 1993 and was re-elected as a director in 1998. He
                    had been Chairman, President, and CEO of Western National
                    Corporation (financial services) for five years, when he retired in 1998. He was with American General from 1970 to 1993, and served as Vice Chairman from 1991 to 1993. Mr.
                    Poulos is also a trustee of Century Shares Trust, a direc-tor of Newmark Homes Corp., and an advisory director of Greystone Capital Partners I, LP.

--------------------------------------------------------------------------------


                    ROBERT E. SMITTCAMP (Age 59)

[PHOTO OF ROBERT E. Mr. Smittcamp has been a director of American General since
SMITTCAMP]          1990 and has been President and CEO of Lyons-Magnus Co.,
                    Inc. (food processing) since 1971. He has been co-owner of Wawona Frozen Foods, Inc. since 1987 and Wawona Orchards since 1960. He is also a director of Lyons Transportation
                    Co.

--------------------------------------------------------------------------------


                    ANNE M. TATLOCK (Age 61)

[PHOTO OF ANNE M.   Ms. Tatlock has been a director of American General since
TATLOCK]            1995. She currently serves as Chairman (since July 2000)
                    and CEO (since September 1999) of Fiduciary Trust Company
                    International (investment management). She was President of
                    Fiduciary Trust Company International from 1994 to 2000 and
                    Executive Vice President from 1990 to 1994. Ms. Tatlock is also a director of Fortune Brands, Inc., Merck & Co., Inc.,
                    Fiduciary Trust Company International, and Franklin
                    Resources.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              2001 PROXY STATEMENT                             5

--------------------------------------------------------------------------------

                             THE BOARD OF DIRECTORS

Composition of the Board of Directors and its Committees

 American General is governed by a board of directors and various committees of the board that meet throughout the year. The six standing committees of the board are listed in the following table. Each of the members of the Audit Com-mittee, Corporate Governance Committee, and Personnel Committee is a "non-em-ployee director" (i.e., not an officer or employee of American General or its subsidiaries).

                                Audit Committee

                                                   Members
  Functions (See report attached as Appendix A)
                                                   Michael E. Murphy (chair)
  . Recommend to the board the independent         J. Evans Attwell
    auditors to be engaged by American General     Larry D. Horner
  . Confer with the independent auditors           Robert E. Smittcamp
    regarding their review of audited financial statements
  . Review the scope of the audit to be
    performed and the accounting principles and policies of American General
  . Review compliance with American General's corporate responsibility program

                         Corporate Governance Committee

                                                   Members
  Functions
                                                   Michael J. Poulos (chair)
  . Perform the functions of a nominating          J. Edward Easler II
    committee to recommend candidates for          Michael E. Murphy
    election to the board and committees of the board
  . Engage in other activities relating to corporate governance

                              Executive Committee

  Functions                                        Members
                                                   Robert M. Devlin (chair)
  . Exercise the authority of the board between    J. Evans Attwell
    regular meetings                               W. Lipscomb Davis Jr.
                                                   Larry D. Horner
                                                   Michael J. Poulos

                               Finance Committee

  Functions                                        Members
                                                   Anne M. Tatlock (chair)
  . Advise and consult with management             J. Evans Attwell
    concerning the general financial affairs of    Brady F. Carruth
    American General, including capital            W. Lipscomb Davis Jr.
    structure, financing arrangements,             Michael E. Murphy
    investment strategy, and similar matters of    Michael J. Poulos
    a financial nature

                        Management Development Committee

  Functions                                        Members
                                                   W. Lipscomb Davis Jr. (chair)
  . Advise and consult with the chief executive    Brady F. Carruth
    officer concerning the management structure    J. Edward Easler II
    of the organization and the recruitment and    Richard J. V. Johnson
    development of executive management

                              Personnel Committee

  Functions                                        Members
                                                   Larry D. Horner (chair)
  . Review the contribution of key officers and    J. Edward Easler II
    the compensation of these individuals          Richard J. V. Johnson
  . Review American General's employee benefit     Michael J. Poulos
    programs and administer certain of these       Robert E. Smittcamp
    plans                                          Anne M. Tatlock


------------------------------------------------------------------------------

6                               AMERICAN GENERAL

-------------------------------------------------------------------------------

Attendance at Meetings

 During 2000, the board of directors held 8 meetings. In addition, the Executive Committee met twice; the Finance Committee met 3 times; the Audit Committee met 4 times; the Personnel Committee met 7 times; the Corporate Governance Committee met twice; and the Management Development Committee met twice. The directors (as a group) attended at least 97% of the meetings of the board and board committees on which they served. All directors attended at least 75% of the aggregate number of meetings of the board of directors and all committees of the board on which they served during 2000, except Ms. Tatlock, who attended 87.5% of the meetings of the board and, due to extenuating circumstances, 72.2% of the aggregate total of board and committee meetings. During her previous 5 years of board service, Ms. Tatlock attended 100% of the board and committee meetings.

Compensation of Directors

 Each non-employee member of the board of directors receives an annual retainer of $48,000. Committee chairmen receive an additional $5,000 annual retainer. No fees or retainers are paid to any director who is an employee of American General.

 Non-employee directors may elect to defer some or all of their cash compensa-tion under American General's deferred compensation plan. Deferred accounts are credited, at the director's election, with either phantom units of Common Stock or with interest at rates that mirror the Cash Fund under the American General Employees' Thrift and Incentive Plan. If the director elects to have the deferred compensation invested in phantom units of Common Stock, then the director will be credited with an additional award equal to 20% of the de-ferred compensation, which will generally vest in three years and be deemed to be invested in Common Stock. Vesting of this award will accelerate upon the retirement, death or disability of the director, or a Change in Control (de-fined below).

 The American General Retirement Plan for Directors was terminated effective March 1, 1997. Each of the non-employee directors serving on that date re-ceived phantom units of Common Stock with a value equal to the benefits such director would have received under the Plan through March 1, 1997. Upon termi-nation of board service, such directors will be entitled to receive cash in an amount equal to the then current value of such units.

 Non-employee directors are eligible for certain awards pursuant to American General's stock and incentive plans. In 2000, each of American General's non-employee directors received a grant of phantom units equivalent to 1,000 shares of Common Stock at the date of grant. In addition, each such director received non-qualified options to purchase 5,000 shares of Common Stock at an exercise price of $30.9219, which was the fair market value of Common Stock on the date of grant. These stock options expire on January 20, 2010. These awards have been adjusted to reflect the stock split effected March 1, 2001. Future awards are subject to the discretion of the board.

 The company's bylaws require that non-employee directors be American General shareholders. As a complement to that requirement, and to better align the in-terests of non-employee directors and shareholders, the company's stock owner-ship guidelines state that each non-employee director should own American Gen-eral stock that equals or exceeds the value of five times their annual retain-er. The ownership guidelines are expected to be met within five years from the time of election to the board of directors.

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                             2001 PROXY STATEMENT                             7

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                              SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

 The following table shows as of March 1, 2001 (with the exception of certain company plan information, which is provided as of December 31, 2000), the num-ber of shares of Common Stock and phantom stock units beneficially owned (in-cluding shares and units held in thrift, retirement or deferred compensation plans) by each director and Named Executive Officer and by all directors and executive officers as a group. The numbers shown have been adjusted for the 2-for-1 stock split effected March 1, 2001. As of that date, none of the persons listed in the table owned more than 1% of American General's outstanding Com-mon Stock. All directors and executive officers as a group beneficially owned approximately 2.0% of American General's outstanding Common Stock.

 The Named Executive Officers refer to those executive officers that are listed in the Summary Compensation Table on page 15. Those individuals are:
Robert M. Devlin, John A. Graf, Rodney O. Martin Jr., Frederick W. Geissinger, and Richard W. Scott.


                                                          Number of Shares
                 Name of Beneficial Owner             Beneficially Owned/1/,/2/
                 ------------------------             -------------------------
      Robert M. Devlin...............................         4,613,776/3/,/4/
      John A. Graf...................................           594,404
      Rodney O. Martin Jr. ..........................           627,760/3/
      Frederick W. Geissinger........................           454,868
      Richard W. Scott...............................           556,118/3/
      J. Evans Attwell...............................           341,356/3/
      Brady F. Carruth...............................            91,422/3/
      W. Lipscomb Davis Jr...........................            74,894/3/
      J. Edward Easler II............................            14,082
      Larry D. Horner................................            36,072/3/
      Richard J.V. Johnson...........................            56,738/3/
      Morris J. Kramer...............................             1,500
      Michael E. Murphy..............................            32,982/3/
      Michael J. Poulos..............................         1,210,014/3/
      Robert E. Smittcamp............................           169,108/3/
      Anne M. Tatlock................................            29,484
      All Directors and Executive Officers as a
       Group.........................................        10,108,948

-------
/1/Beneficial ownership signifies sole voting and investment power, unless otherwise noted. Each participant in the Thrift Plan has sole voting power with respect to shares held in the participant's plan account (subject to being exercised by the Thrift Plan's trustee in the event the participant does not exercise voting power). A holder of restricted stock granted under American General's stock and incentive plans has sole voting power but not investment power with respect to such shares. Those disclaiming beneficial ownership share voting and investment power with respect to the securities subject to disclaimer, unless otherwise noted. Securities subject to such disclaimers are included in the total number of 10,108,948 shares listed.
/2/Includes shares of Common Stock issuable upon the exercise of options exer-
  cisable within a period of 60 days from March 1, 2001.
/3/Includes shares owned by family members as follows: Mr. Attwell--14,400 shares; Mr. Carruth--19,992 shares; Mr. Davis--10,016 shares; Mr. Horner-- 2,000 shares; Mr. Martin--9,474 shares; Mr. Murphy--8,000 shares; Mr. Poul-os--12,424 shares; Mr. Scott--2,724 shares; and Mr. Smittcamp--600 shares. The shares reported in the table for Mr. Davis also include 8,180 shares held in trust for family members. Messrs. Attwell, Carruth and Davis dis-claim beneficial ownership of such shares; Mr. Carruth has sole voting and investment power with respect to 12,708 of the shares held by family mem-bers. Also includes shares held by a family foundation as follows: Mr. Devlin--18,886 shares and Mr. Poulos--6,000 shares.
/4/Includes 13,334 shares held by a limited partnership of which he is the gen-eral partner.

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8                              AMERICAN GENERAL

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Security Ownership of Certain Beneficial Owners

 The following table sets forth as of March 1, 2001, the number of shares of Common Stock owned by each person who is known by American General to benefi-cially own more than 5% of American General's outstanding Common Stock. All shares in the table have been adjusted for the 2-for-1 stock split effected March 1, 2001.



      Name and Address                     Shares Beneficially Percent of
    of Beneficial Owner     Title of Class        Owned          Class
 ------------------------------------------------------------------------
  Capital Research and       Common Stock      28,633,000/1/      5.7%
   Management Company
    333 South Hope Street
    Los Angeles, CA 90071
  Putnam Investments, Inc.   Common Stock      25,175,092/2/      5.0%
    One Post Office Square
    Boston, MA 02109

 -------
 /1/Based on a Schedule 13G filed on February 12, 2001, Capital Research and Management Company reports sole dispositive power (without sole or shared voting power) with respect to all of such shares as a result of acting as investment advisor to various investment companies.
 /2/Based on a Schedule 13G filed on February 15, 2001, Putnam Investments,
    Inc. reports shared voting power with respect to 589,644 of such shares, and shared investment power with respect to all of such shares, as a result of subsidiaries acting as investment advisors to various clients.


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                             2001 PROXY STATEMENT                             9

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                            EXECUTIVE COMPENSATION

PERSONNEL COMMITTEE REPORT

 The Personnel Committee of the Board of Directors (the "Personnel Committee") of American General has issued the following report for the fiscal year ended December 31, 2000.

Responsibilities of the Personnel Committee

 The Personnel Committee is responsible for developing and administering the compensation policies and practices for American General and recommending to the board the compensation for the Chief Executive Officer, Senior Vice Chair-men, Vice Chairmen, and the other individuals included in the top 25 most highly compensated executives. It also approves or ratifies the compensation for the second 25 most highly compensated executives. The members of the Per-sonnel Committee are independent, non-employee directors who receive no com-pensation from American General other than as outlined on page 7.

Compensation Philosophy and Guiding Principles

 The company's executive compensation policies and practices, as implemented by the Personnel Committee, are designed to provide a competitive compensation program that effectively aligns executive compensation with the company's mis-sion, performance, business strategy, financial objectives, and values. The Personnel Committee believes that implementing these policies and practices will allow the company to attract, motivate, retain, and reward key executives who have the skills, experience and talents required to enhance the short- and long-term performance and growth of the company.

 The executive compensation program is based on the following pay-for-perfor-mance guiding principles established by the Personnel Committee:

  . attract, retain, reward, and motivate highly talented employees;

  . provide incentives for consistently achieving specific corporate earnings and return goals, as well as market-related goals necessary to build shareholder value over time; and

  . align the interests of executives with the interests of the company's shareholders by basing a significant portion of compensation upon the company's performance.

 To achieve these objectives, American General's compensation philosophy and programs:

  . reward executives based on the achievement of financial and other performance measures;

  . place a significant portion of total compensation "at-risk" through incentive awards that are directly linked to company performance and shareholder returns; and

  . encourage significant employee ownership of the company's common stock.

 The Personnel Committee considers each of these principles as it administers and implements the program.

Compensation Methodology

 The financial services industry continues to consolidate and converge as in-surance companies, banks, money managers, and brokers not only compete in the sale of consumer products and services, but also look to form strategic, val-ue-enhancing alliances. In this changing and highly competitive marketplace, American

-------------------------------------------------------------------------------

10                             AMERICAN GENERAL

-------------------------------------------------------------------------------

General is committed to attracting and retaining executives with the strategic vision and tactical abilities to conceive and successfully implement plans that drive American General's current and future financial success. To this end, the company strives to provide competitive compensation that motivates executives to achieve consistently superior performance in keeping with the company's strategic vision and goals.

 Each year the Personnel Committee reviews American General's executive com-pensation program to ensure that it continues to serve the overall objectives of the company. This review includes a comprehensive report from an indepen-dent consulting firm, which assesses the effectiveness of American General's compensation program. As part of this analysis, the Personnel Committee re-views American General's performance and compares it to the performance of 18 peer companies. The peer companies selected for the analysis are subject to change as the company and its competitors change their focus or as new compet-itors emerge in the industry. The annual compensation review permits an ongo-ing evaluation of the link between American General's performance and its ex-ecutive compensation practices within the context of the compensation programs of peer companies.

 To establish a competitive range of base salary, annual and long-term incen-tive compensation, the Personnel Committee reviewed competitive market data of peer companies, historical company practices and the recommendations of out-side compensation specialists. The resulting decisions regarding compensation levels were based on competitive market practices, the executive's level of responsibility and strategic decision-making requirements as well as organiza-tional and individual performance measured against stated objectives. The Per-sonnel Committee believes that the long-term focus on organizational perfor-mance brought about by the compensation principles keeps management focused on strategies that position the company for sustained growth in earnings and re-turn on equity. The Personnel Committee took particular note of American Gen-eral's impressive accomplishments in 2000, as measured against its peers, in-cluding the following: (1) exceeded our 16% target and the industry peer aver-age return on equity; (2) generated annualized total returns to shareholders of 10.4%, 17.5%, 21.8% and 22.3% over the one, three, five, and ten year peri-ods ending December 31, 2000, respectively, exceeding annualized total returns for the S&P 500 for all periods and the S&P Life/Health Index for all but the most recent period; and (3) posted a 12% increase in operating earnings per share, within our target range and exceeding the peer average.

Compensation Components

 American General's compensation programs reflect its commitment to fostering a "pay for performance" culture by aligning the interests of employees with those of the shareholders. As a result, the company has emphasized long-term, incentive-based variable compensation. The basic elements of American Gener-al's executive compensation package are base salary, cash bonuses, and long-term incentives. The Personnel Committee's policies with respect to each of these elements are discussed below:

Base Salary

 It is the company's compensation policy to set base salaries at competitive market rates to ensure that the company attracts and retains the superior ex-ecutive talent necessary for successful operation of the company's business. Individual base compensation decisions take into consideration the factors de-scribed above.

Cash Bonuses

 The company's executives, as well as certain other employees, are eligible to receive cash bonuses, awarded consistent with the factors described above. Bo-nuses paid in January 2001 to the 25 highest salaried employ-

-------------------------------------------------------------------------------

                             2001 PROXY STATEMENT                            11

-------------------------------------------------------------------------------

ees were also subject to certain other performance hurdles relating to operat-ing earnings and dividends established under the Performance-Based Plan for Executive Officers approved by the shareholders in 1999.

Long-Term Incentives

 Long-term incentive awards have been designed to increase executive ownership in the company and thereby more closely align the interests of executives and shareholders. To achieve this goal, the company is targeting to increase em-ployee ownership from approximately 3% to 6%. The company firmly believes that through share ownership, employees will make business decisions that create greater value for all shareholders.

 Stock Options. Stock options are granted with an exercise price equal to the fair market value of Common Stock on the date of grant. Absent a qualifying Change in Control, which accelerates vesting, options become exercisable in three, equal annual installments beginning on the first anniversary of the grant. American General has never cancelled existing options and repriced them with new options at lower prices.

 Reload Options. Reload options are granted in support of American General's overall objective to increase employee stock ownership. Certain executives, including the Named Executive Officers, are eligible to receive reload op-tions. A reload feature enables an executive to exercise an option with al-ready owned shares of Common Stock prior to the end of the option term and re-ceive reload options for the shares of Common Stock tendered. The reload op-tion is exercisable for the remaining term of the original option, at a price equal to the fair market value of Common Stock on the date the original option is exercised.

 Performance-Based Restricted Stock. Performance-based restricted stock awards are shares of restricted stock that, absent a qualifying Change in Control, which accelerates vesting, are earned over a three-year performance period. These awards are contingent upon the company's achieving certain performance goals that are established in advance by the Personnel Committee. The perfor-mance goals established by the Personnel Committee have been based on operat-ing earnings per share growth and could result in vesting from zero up to 200%. Performance-based restricted stock awards granted to each of the Named Executive Officers are reported in the "Long-Term Incentive Plan Awards Granted in 2000" table on page 17.

 Restricted Stock. The Personnel Committee is also authorized to make awards of restricted stock, which, absent a qualifying Change in Control, which ac-celerates vesting, vest at the end of a five-year performance period. Such awards are subject to forfeiture if certain performance criteria are not met. The restricted stock awards given to the Named Executive Officers in 2000 are reported in the "Summary Compensation Table" on page 15.

-------------------------------------------------------------------------------

12                             AMERICAN GENERAL

-------------------------------------------------------------------------------


  Stock Ownership Guidelines

   In support of the company's desire to increase employee ownership and foster a "pay for performance" culture, employees eligible for variable compensation are encouraged to acquire and retain shares of Common Stock (within five years of becoming eligible for variable compensation) that equal or exceed a multiple of their base salary as follows:

                                                             Stock Ownership
                                                               Guidelines
                                                         (as a % of Base Salary)
                                                         -----------------------
   Chairman.............................................             9x
   Senior Vice Chairmen.................................             8x
   Executive Management Committee.......................             7x
   Salary greater than or equal to $300,000.............             5x
   Salary between $250,000 and $299,999.................             3x
   Salary between $200,000 and $249,999.................             2x
   Salary between $150,000 and $199,999.................             1x
   Salary between $100,000 and $149,999.................          0.75x
   Salary between $65,000 and $99,999...................          0.50x

   These guidelines are subject to change from time to time upon review by the Board of Directors.

Chief Executive Officer Compensation

 The Chief Executive Officer's compensation for 2000 was determined pursuant to the same philosophy and objectives described earlier in this report and re-flects the same elements and performance measures as the company's other Named Executive Officers. The Personnel Committee also reviewed Mr. Devlin's benefi-cial ownership in American General stock in relation to CEO beneficial owner-ship levels at peer group companies. In awarding Mr. Devlin's compensation, the Personnel Committee took note of Mr. Devlin's substantial and unique con-tributions to the company's performance as measured against the company's goals and its peer group's performance, such as the company's total return to shareholders, earnings per share, market capitalization, return on equity, and operating earnings. The Personnel Committee also took into account the impact of Mr. Devlin's leadership in establishing the "pay for performance" culture at American General and weaving the core values adopted in 1998 into the fab-ric of the company.

Compliance with Section 162(m)

 Section 162(m) of the Internal Revenue Code generally disallows a tax deduc-tion to public companies for annual compensation over $1 million paid to their chief executive officer and certain other highly compensated executive offi-cers. The code generally excludes from the calculation of the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the policy of the Personnel Com-mittee to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. The Personnel Commit-tee also considers it important to be able to utilize the full range of incen-tive compensation, even though some compensation may not be fully deductible.

                          By the Personnel Committee:

                           Larry D. Horner, Chairman
                              J. Edward Easler II
                             Richard J. V. Johnson
                               Michael J. Poulos
                              Robert E. Smittcamp
                                Anne M. Tatlock

-------------------------------------------------------------------------------

                             2001 PROXY STATEMENT                            13

-------------------------------------------------------------------------------

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

 The performance graph below shows American General's total return on Common Stock compared to the S&P Insurance (Life/Health) Index and the S&P 500 Com-posite Stock Price Index over the five-year period beginning December 31, 1995. The results are based on an assumed $100 invested on December 31, 1995, and reinvestment of dividends.



                             [GRAPH APPEARS HERE]

                                                                   5-Year Annualized
    Year-End        1995    1996    1997    1998    1999    2000     Total Return

 American General  $100.00 $121.35 $165.28 $244.04 $242.68 $267.84       21.78%
------------------------------------------------------------------------------------
 S&P Insurance
 (Life/Health)      100.00  121.81  152.31  160.80  138.28  157.36        9.49
------------------------------------------------------------------------------------
 S&P 500            100.00  123.07  164.13  211.05  255.46  232.20       18.35


 Source: Ibbotson Associates

 There can be no assurance that the company's stock performance will continue into the future with the same or similar trends depicted in the performance graph. American General does not make or endorse any predictions as to future performance of its stock. The performance graph above shall not be deemed in-corporated by reference into any other public filing, unless the company spe-cifically incorporates such graph by reference.

-------------------------------------------------------------------------------

14                             AMERICAN GENERAL

-------------------------------------------------------------------------------

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

 The following table includes information concerning the annual compensation to the Named Executive Officers for services in all capacities to American General and its subsidiaries for the fiscal years ended December 31, 2000, 1999, and 1998.


                          SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation/1/
                                                                  --------------------------------------
                                      Annual Compensation                Awards                Payouts
 --------------------------------------------------------------------------------------------------------
                                                                                                 Long-Term
                                                     Other Annual  Restricted     Securities     Incentive      All Other
                                                       Compen-        Stock       Underlying        Plan         Compen-
   Name and Position      Year Salary($) Bonus($)/2/ sation($)/3/ Awards ($)/4/ Options (#)/5/ Payouts ($)/6/ sation ($)/7/
   -----------------      ---- --------- ----------- ------------ ------------- -------------- -------------- -------------
   Robert M. Devlin       2000  995,000   4,500,000     30,598      1,595,313     2,000,000      1,672,125       431,786
   Chairman,              1999  935,000   4,000,000     44,789     10,190,626     2,700,000            -0-       380,077
   President and CEO      1998  951,346   2,250,000     19,455      3,000,000       450,000            -0-       391,069
                          ----------------------------------------------------------------------------------------------
   John A. Graf           2000  534,615   1,250,000      5,728        638,125       300,000            -0-       193,395
   Senior Vice            1999  396,154     700,000      8,770        679,375       100,000            -0-        58,588
   Chairman--             1998  356,731     350,000      1,021        900,000        50,000            -0-        43,911
   Asset Accumulation
                          ----------------------------------------------------------------------------------------------
   Rodney O. Martin Jr.   2000  619,231   1,250,000     16,057        797,656       300,000        192,938       178,885
   Senior Vice            1999  500,000     825,000     18,487        679,375       200,000         88,481        74,389
   Chairman--             1998  413,846     500,000      4,314      1,730,000        60,000            -0-        62,008
   Financial Services
                          ----------------------------------------------------------------------------------------------
   Frederick W.           2000  500,000     650,000        -0-        638,125       260,402        192,938       115,673
   Geissinger             1999  395,193     600,000        643        169,844       100,000        102,094        64,420
   Vice Chairman--        1998  344,712     350,000        599        450,000        50,000            -0-       107,592
   Consumer Lending
                          ----------------------------------------------------------------------------------------------
   Richard W. Scott       2000  492,308     600,000      6,617        638,125       250,000            -0-       135,775
   Vice Chairman--        1999  398,077     600,000        276        679,375       100,000            -0-        86,974
   Investment Management  1998  366,346     350,000      8,563        900,000        50,000            -0-        82,908
                          ----------------------------------------------------------------------------------------------

  /1/Plan Awards. All long-term compensation awards were granted under the stock and incentive plans of American General.
  /2/Bonus Payment. The bonus amounts for performance for each year are de-termined and paid in the subsequent year (e.g., the bonus payment for 2000 performance was determined and paid in January 2001).
  /3/Other Annual Compensation. Amounts represent reimbursement for certain income taxes.
  /4/Restricted Stock Awards. The restricted stock awards reported in this table include restricted stock awards that are subject to forfeiture restrictions for a five-year period, as well as Mr. Devlin's re-stricted share units which replaced his restricted shares effective December 31, 2000, and which are payable at Mr. Devlin's termination of employment for reasons other than cause. The dollar amounts re-ported in the table represent the value of such restricted stock awards on the date of grant. At December 31, 2000, the aggregate re-stricted stock holdings (adjusted for the 2-for-1 stock split effected March 1, 2001) for the Named Executive Officers were as follows: Mr. Devlin-550,000 shares valued at $22,412,500; Mr. Graf-70,000 shares valued at $2,852,500; Mr. Martin-110,000 shares valued at $4,482,500;
     Mr. Geissinger-40,000 shares valued at $1,630,000; and Mr. Scott-70,000 shares valued at $2,852,500. Dividends are paid to holders with respect to these shares of restricted stock at the same rate as is paid on all other shares of Common Stock. In the event of a Change in Control, the forfeiture restrictions with respect to all outstanding restricted stock awards immediately lapse. See "Change in Control Def-inition, Arrangements and Employment Agreements" below for the defini-tion of "Change in Control."

     The information in this table and footnote does not include perfor-mance-based restricted stock awards that have been reported as long-term incentive plan awards. See the table captioned "Long-Term Incen-tive Plan Awards Granted in 2000" on page 17.
  /5/Stock Split. The numbers shown have been adjusted for the 2-for-1 stock split effected March 1, 2001.
  /6/Long-Term Incentive Plan Payouts. These amounts represent the value of performance awards on the date of vesting, following the three-year performance period, regardless of whether the vested award was paid in cash, stock, or a combination thereof.
  /7/All Other Compensation. For each Named Executive Officer, the 2000 amount includes American General's contributions to the Thrift Plan and Supplemental Thrift Plan, premiums paid by the company for a group carve out individual life insurance policy, contributions by the com-pany to the deferred compensation plan, and the value of split dollar life insurance. The Thrift Plan contributions for 2000 were $7,650 for each of the Named Executive Officers. The Supplemental Thrift Plan contributions, the premiums paid for group carve out life insurance and the contributions to the deferred compensation plan (See descrip-tion of Deferred Compensation Plan on page 19) for 2000 were as fol-lows: Mr. Devlin-$37,125, $18,700 and $60,000; Mr. Graf-$16,408,
     $1,103 and $115,600; Mr. Martin-$21,000, $2,368 and $41,250;
     Mr. Geissinger-$14,850, $2,945 and $20,800; and Mr. Scott-$14,504,
     $3,804 and $20,000. The following amounts were included for split dol-lar life insurance: Mr. Devlin-$308,311; Mr. Graf-$52,634; Mr. Martin- $106,617; Mr. Geissinger-$69,428; and Mr. Scott-$89,817. Cumulative premiums paid by the company for split dollar life insurance are re-covered by the company from the cash value of the life insurance pol-icy at the later of retirement or 16 years. The amounts included for split dollar life insurance in the table represent the present value of the interest projected to accrue on the current year's insurance premium.

-------------------------------------------------------------------------------

                             2001 PROXY STATEMENT                            15

-------------------------------------------------------------------------------

STOCK OPTIONS GRANTED, OPTION EXERCISES AND YEAR END VALUE

 The following table includes information on grants of stock options during fiscal year 2000 to the Named Executive Officers. No stock appreciation rights were granted during fiscal year 2000.

                         STOCK OPTIONS GRANTED IN 2000

                                  Individual Stock Option Grants
                          -------------------------------------------------
                                         % of Total                         Grant Date
                           Options     Options Granted Exercise               Present
                           Granted      to Employees     Price   Expiration    Value
           Name            (#)/1/          in 2000     ($/Sh)/3/    Date      ($)/4/
---------------------------------------------------------------------------------------
        Robert M. Devlin  2,000,000          21%       $32.1563  01-19-2010 $19,720,000
        John A. Graf        300,000           3%        32.1563  01-19-2010   2,958,000
        Rodney O. Martin
         Jr.                300,000           3%        32.1563  01-19-2010   2,958,000
        Frederick W.
         Geissinger         250,000           3%        32.1563  01-19-2010   2,465,000
                             10,402/2/                  27.5625  03-15-2005
        Richard W. Scott    250,000           3%        32.1563  01-19-2010   2,465,000
---------------------------------------------------------------------------------------

 /1/Options. These consist of non-qualified options and incentive stock options to acquire Common Stock. With the exception of reload options (see footnote 2 below), these options generally become exercisable in three equal annual installments beginning on the first anniversary of the grant. The non-qualified options include the right to receive reload options in the event the optionee exercises an option with already-owned shares of Common Stock. In the event of a Change in Control, the stock option agreements provide for acceleration of vesting. See "Change in Control Definition, Arrangements and Employment Agreements" below for the definition of "Change in Control." The numbers shown have been adjusted for the 2-for-1 stock split effected March 1, 2001.
 /2/Reload Options. These consist of non-qualified options issued under the reload option program, which are immediately vested and exercisable. Optionee must hold the shares of Common Stock acquired upon exercise of the original non-qualified option for one year following exercise; provided, however, that such shares held for at least six months may be tendered in payment of the exercise price or tax withholding requirements associated with the exercise of another option held under a company stock and incentive plan. Prior disposition of such shares will result in forfeiture of any outstanding portion of the reload option.
 /3/Stock Split. The exercise price has been adjusted for the 2-for-1 stock split effected March 1, 2001.
 /4/Grant Date Present Value. These estimates of value are disclosed for illustration only and should not be interpreted as projections of the future price of Common Stock. These estimates were developed using a Black-Scholes option pricing model incorporating the following assumptions: expected volatility of 27.6%, risk free interest rate of 6.74%, expected life of 6 years, and dividend yield of 2.5%.


 The following table contains information concerning the options exercised by the Named Executive Officers during fiscal year 2000 and the unexercised op-tions held by the Named Executive Officers as of December 31, 2000.

 AGGREGATED OPTION EXERCISES IN 2000 AND OPTION VALUES AT DECEMBER 31, 2000/1/

                                                             Number of Securities      Value of Unexercised
                                                            Underlying Unexercised     In-the-Money Options
                                                            Options at 12/31/00 (#)      at 12/31/00($)/2/
                           Shares Acquired in    Value     ------------------------- -------------------------
           Name               Exercise (#)    Realized ($) Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------------
  Robert M. Devlin                    0               0     1,904,000    3,950,002   24,838,213   30,935,951
  John A. Graf                        0               0       250,698      383,336    5,781,477    3,497,425
  Rodney O. Martin Jr.                0               0       187,664      453,336    2,601,024    3,694,601
  Frederick W. Geissinger        14,400         166,500       189,666      333,336    3,216,419    2,780,232
  Richard W. Scott                    0               0       267,684      333,336    6,291,667    2,780,232
--------------------------------------------------------------------------------------------------------------

 /1/Options. The options reported in the table include both incentive stock options and non-qualified options. All outstanding options are subject to acceleration of vesting in the event of a Change in Control. See "Change in Control Definition, Arrangements and Employment Agreements" below for the definition of "Change in Control." The numbers shown have been adjusted for the 2-for-1 stock split effected March 1, 2001.
 /2/Value. "Value" is the difference between the fair market value of the underlying shares of Common Stock and the exercise price.


-------------------------------------------------------------------------------

16                             AMERICAN GENERAL

-------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 2000

 The following table describes certain performance-based restricted stock awards granted during the fiscal year ended December 31, 2000, to the Named Executive Officers.

              LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 2000/1/

                                         Performance
                                          or Other
                                           Period          Estimated Future Payouts
                                            Until                in Units/3/
                             Number of   Maturation  ------------------------------------
  Name                     Shares (#)/2/  or Payout  Threshold (#) Target (#) Maximum (#)
-----------------------------------------------------------------------------------------
  Robert M. Devlin            50,000      2000-2002     25,000       50,000     100,000
  John A. Graf                25,000      2000-2002     12,500       25,000      50,000
  Rodney O. Martin Jr.        25,000      2000-2002     12,500       25,000      50,000
  Frederick W. Geissinger     20,000      2000-2002     10,000       20,000      40,000
  Richard W. Scott            20,000      2000-2002     10,000       20,000      40,000
-----------------------------------------------------------------------------------------

 /1/Stock Split. The numbers shown have been adjusted for the 2-for-1 stock split effected March 1, 2001.
 /2/Restricted Stock. At December 31, 2000, the aggregate holdings (adjusted for the 2-for-1 stock split effected March 1, 2001) of performance-based restricted stock, including restricted share units, for the Named Executive Officers were as follows: Mr. Devlin--120,000 shares (restricted share units) valued at $4,890,000; Mr. Graf--35,000 shares valued at $1,426,250; Mr. Martin--45,000 shares valued at $1,833,750; Mr.
    Geissinger--30,000 shares valued at $1,222,500; and Mr. Scott--30,000 shares valued at $1,222,500. Dividends are paid to holders with respect to these shares of restricted stock at the same rate as is paid on all other shares of Common Stock. The awards are subject to forfeiture if certain performance criteria are not met for a three-year performance period. In the event of a Change in Control, the awards would vest at maximum performance level. See "Change in Control Definition, Arrangements and Employment Agreements" below for the definition of "Change in Control."
 /3/Future Payouts. The performance criterion is cumulative operating earnings per share for the three-year performance period. Operating earnings means the consolidated operating earnings of American General, excluding investment gains and losses, non-recurring items, and the cumulative effect of accounting changes under generally accepted accounting principles. At the discretion of the Personnel Committee, and subject to the terms and conditions of the award relating to termination of employment and Change in Control, if cumulative operating earnings per share (on a split-adjusted basis) are below a threshold performance level of $7.75, the vesting percentage will be 0% of the original grant; if cumulative operating earnings per share are between $7.75 and a target performance level of $8.13, the award will vest pro rata from 50% to 100% of the original grant; and if cumulative operating earnings per share are between $8.13 and a maximum performance level of $8.76, the award will vest pro rata from 100% to 200% of the original grant.


-------------------------------------------------------------------------------

                             2001 PROXY STATEMENT                            17

-------------------------------------------------------------------------------

PENSION PLANS

 The table below shows the estimated annual retirement benefits payable to the Named Executive Officers pursuant to their respective Supplemental Executive Retirement Agreements ("SERAs") with American General, which comprise a non-qualified, unfunded, defined benefit pension plan.


                              PENSION PLAN TABLE

                                         Years of Service
                      ------------------------------------------------------
       Remuneration     10 Yr.     15 Yr.     20 Yr.     25 Yr.     28 Yr.
----------------------------------------------------------------------------
       $1,000,000     $  240,000 $  360,000 $  480,000 $  600,000 $  672,000
        1,500,000        360,000    540,000    720,000    900,000  1,008,000
        2,000,000        480,000    720,000    960,000  1,200,000  1,344,000
        2,500,000        600,000    900,000  1,200,000  1,500,000  1,680,000
        3,000,000        720,000  1,080,000  1,440,000  1,800,000  2,016,000
        4,000,000        960,000  1,440,000  1,920,000  2,400,000  2,688,000
        5,000,000      1,200,000  1,800,000  2,400,000  3,000,000  3,360,000
        6,000,000      1,440,000  2,160,000  2,880,000  3,600,000  4,032,000
        7,000,000      1,680,000  2,520,000  3,360,000  4,200,000  4,704,000
----------------------------------------------------------------------------

 The SERA benefits are subject to offset (i) for the respective Named Executive Officer's benefits under the American General Retirement Plan, a qualified non-contributory defined benefit pension plan, and generally under American General's Restoration of Retirement Income Plan, a non-qualified, unfunded, defined benefit pension plan, and (ii) for one-half of his annual benefit under the Social Security Act relating to Old-Age and Disability benefits. Compensation for the purposes of the SERAs includes annual salary and bonus amounts reported in the Summary Compensation Table. The estimated credited years of service under the SERAs for Messrs. Devlin, Graf, Martin, Geissinger, and Scott are 23, 13, 5, 7, and 7, respectively. Under his SERA, Mr. Martin is also entitled to receive enhanced service credit commencing November 27, 2000 up to a maximum of 9 years. The maximum number of years of service that can be credited under the SERAs is 28. The SERA benefit is computed on the basis of a straight-life annuity with a 10-year term certain.


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18                             AMERICAN GENERAL

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CHANGE IN CONTROL DEFINITION, ARRANGEMENTS AND EMPLOYMENT AGREEMENTS

 Change in Control. The phrase "Change in Control" for all purposes used in this proxy statement is generally defined as (i) the acquisition of 30% or more of the voting securities of American General by a non-affiliate with cer-tain exceptions; (ii) the merger or consolidation of American General or its direct or indirect subsidiary with certain exceptions; (iii) the sale of sub-stantially all of the assets of American General with certain exceptions; (iv) the adoption of a plan of liquidation of American General by its shareholders; or (v) a change in the majority composition of American General's board of di-rectors.

 Change in Control Severance Agreements. American General has agreements pro-viding for the payment of severance benefits to Messrs. Graf, Martin, Geissinger, and Scott and certain other officers of American General and its subsidiaries in the event of certain qualifying terminations of employment re-lated to a Change in Control. The agreements automatically renew, unless no-tice of intent to terminate is given. Change-in-Control- related terminations that will qualify for severance payments include a termination by American General without "Cause" (as defined in the severance agreement) and a termina-tion by the officer with "Good Reason" (as defined in the severance agree-ment). Good Reason includes certain changes in duties, responsibilities, sal-ary and bonus amounts, or benefits.

 The severance payments provided in these agreements equal approximately three times the sum of the respective officer's annual base salary and average an-nual bonus. The agreements of Messrs. Graf, Martin, Geissinger, and Scott and certain other officers of American General and its subsidiaries provide an ad-ditional payment to make the officer whole with respect to the imposition of any excise tax under Section 4999 of the Internal Revenue Code (including in-come and employment taxes imposed with respect to such additional payment). The agreements also provide for certain other benefits.

 Supplemental Executive Retirement Agreements. Under the Supplemental Execu-tive Retirement Agreements with Messrs. Devlin, Graf, Martin, Geissinger, and Scott, the retirement benefit of each Named Executive Officer will vest upon a Change in Control. In the event of certain qualifying Change-in-Control-re-lated terminations of employment, each Named Executive Officer will be given up to 36 additional months of age and service credit in the determination of this supplemental retirement benefit, except for Mr. Martin who may receive a special service credit of up to 6 additional years.

 Company Stock-Based Awards. All of the awards outstanding or to be granted under American General's stock and incentive plans are subject to the auto-matic acceleration of vesting upon a Change in Control. See the applicable footnotes to the preceding executive compensation tables for a description of how a Change in Control would affect each type of award under such plans.

 Deferred Compensation Plan. All of the Named Executive Officers and certain other officers are permitted to defer a portion of their compensation in a de-ferred compensation plan. Its investment options include phantom units of Com-mon Stock. If this option is chosen by an officer, the officer will be cred-ited with an additional award equal to 20% of the deferred amount. The award generally vests in three years. Vesting will accelerate upon the normal re-tirement, disability, or death of the officer or a Change in Control.

 Employment Agreements. Set forth below is a summary of employment agreements that have been entered into with each of the Named Executive Officers.

 Messrs. Devlin, Graf, Martin, Geissinger, and Scott have three-year Employ-ment Agreements, which are automatically extended unless notice of intent to terminate the Employment Agreement is given. Under each Employment Agreement, the executive is entitled to receive an annual base salary which can be in-creased but not decreased and certain other specified benefits. Under each agreement,

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                             2001 PROXY STATEMENT                            19

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the executive undertakes certain non-competition obligations to American Gen-
eral. Upon the occurrence of a Change in Control, the executive will be re-leased from his post-employment non-competition obligations.

 If an executive's employment is terminated by the company without Cause (as defined in his agreement), by the executive for Good Reason (as defined in his agreement), or, in the case of Mr. Devlin, by the executive for any reason during the year immediately following a Change in Control, the executive will be entitled to his salary through the date of termination, a pro rata portion of the bonus that would be payable for the year of termination, and cash sev-erance payment or payments equal to three times the executive's salary and av-erage bonus as well as certain other benefits. Further, in the case of Mr. Devlin, American General will provide for the payment of all remaining premi-ums on the executive's "split-dollar" life insurance policy and will transfer all rights to the policy to the executive. Also, the outstanding equity-based awards of the terminated executive will become fully vested and any applicable performance goals will be deemed met at target level.

 Upon termination of the employment of Mr. Devlin, other than a termination by the company for Cause or by the executive without Good Reason, the executive (and the executive's spouse) will be entitled to lifetime medical and dental insurance benefits. In addition, if termination other than for Cause follows the attainment of age 60, the executive will become fully vested in his out-standing time-vesting equity-based awards and may also become vested in a pro rata portion of all equity-based performance awards (depending upon the company's level of performance to his date of termination).

 Messrs. Graf, Martin, Geissinger, and Scott have both an Employment Agreement and a Change in Control Severance Agreement. If a termination of employment would otherwise entitle one of them to a particular benefit under both of his agreements, there will be no duplication of the benefit and he will receive the greater of the two benefits. Mr. Devlin does not have a separate Change in Control Severance Agreement. His Employment Agreement provides for additional payments to make him whole with respect to any imposition of the excise tax under Section 4999 of the Internal Revenue Code (including income and employ-ment taxes imposed with respect to such additional payments).

 Split Dollar Agreements. Under the Split Dollar Agreements with Messrs. Graf, Martin, Geissinger, and Scott, in the event of certain qualifying Change-in-Control-related terminations of employment, American General will provide for the payment of the premiums on the executive's "split-dollar" life insurance policy for the next 36 months.

 Proposed Merger Between American General and Prudential plc. On March 11, 2001, American General entered into an agreement to merge with Prudential plc, a leading financial services provider based in the United Kingdom with opera-tions in the United Kingdom, the United States, Europe and Asia. Prudential plc is not related to the Prudential Insurance Company of America.

 If consummated, the merger would result in a Change in Control (as defined above) that would accelerate, vest or make available certain awards and bene-fits, such as those described above. In addition, certain of the Named Execu-tive Officers have agreed to amend their employment agreements to restrict their ability to sell, transfer or otherwise dispose of their American General stock pending completion of the merger and to memorialize certain restrictions and benefits that become effective after consummation of the merger. The re-strictions include the Named Executive's agreement to modify his Good Reason termination rights, maintain post-employment non-competition obligations after the merger, and retain shares that vest as a result of the Change in Control for a specified period of time.

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20                             AMERICAN GENERAL

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The benefits include a one-time grant, upon closing of the merger, of stock options of Prudential plc to compensate the Named Executive for shares sold to pay taxes after accelerated vesting of restricted stock.

 Detailed information regarding the proposed merger, including its impact on the directors and Named Executive Officers, will be provided in a proxy/prospectus to be sent to you in connection with a special meeting of shareholders to be held to consider the proposed merger.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

 Mr. Attwell is Of Counsel to the law firm of Vinson & Elkins L.L.P., which provided legal services to American General and its subsidiaries during 2000.

 Mr. Kramer is a member of the law firm of Skadden Arps Slate Meagher and Flom, which provided legal services to American General and its subsidiaries during 2000.

 Various executive officers and directors of American General may from time to time purchase insurance or annuity products marketed by American General companies in the ordinary course of business.

                             INDEPENDENT AUDITORS
                            (Item 2 on Proxy Card)

 Ratification of Appointment. The board of directors, adopting the recommenda-tion of the Audit Committee, has appointed the firm of Ernst & Young LLP as American General's independent auditors to audit the accounts of the company for 2001 and recommends ratification of the appointment by the shareholders at the Annual Meeting. One or more representatives of Ernst & Young LLP are ex-pected to be present at the meeting where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Ernst & Young LLP served as American General's independent auditors for 2000.

 If the appointment of Ernst & Young LLP is not ratified at the meeting, or if, prior to the meeting, Ernst & Young LLP declines to act or otherwise be-comes incapable of acting, or its engagement is otherwise discontinued by the board of directors at any time, then, in any such case, the board of directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the annual meeting following such appoint-ment.

 Audit Fees. Ernst & Young LLP's fees for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2000 were $2.3 million.

 Financial Information Systems Design and Implementation Fees. No fees were paid to Ernst & Young LLP during 2000 for financial information systems design and implementation services.

 All Other Fees. Other fees paid to Ernst & Young LLP in 2000 totaled $4.6 million, including $3.0 million for the audits of separate subsidiary GAAP or statutory financial statements and employee benefit plans, and $1.6 million, principally for accounting consultation and SEC registration statements.

 Shareholder Vote. Ratification of the appointment of Ernst & Young LLP as in-dependent auditors for 2001 will require the affirmative vote of a majority of the shares voted for or against the proposal at the meeting.

 The board of directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

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                             2001 PROXY STATEMENT                            21

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                                OTHER BUSINESS

 2001 Annual Meeting. At the date of this proxy statement, the management of American General knows of no other matter to be presented for action at the meeting. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy card will vote on such matters in accordance with their best judgment.

 Shareholder Proposals and Nominations. Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Shareholder proposals must conform to the standards set out by the Securities and Exchange Commission and must be received at American General's principal offices on or before November 30, 2001, in order to be included in the proxy materials for presentation at American General's annual meeting of shareholders in 2002.

 American General's bylaws provide generally that nominations of persons for election to the board of directors and shareholder proposals for an annual meeting may be made by a shareholder only if the shareholder is a shareholder of record and such shareholder gives timely written notice to the corporate secretary of such intent to make a nomination or shareholder proposal. In the case of American General's annual meeting of shareholders in 2002, to be timely, notice of director nominations or shareholder proposals must be given to the corporate secretary between November 27, 2001, and December 27, 2001. In the event that such annual meeting is called for a date that is not within 30 days before or after April 26, 2002, notice by the shareholder in order to be timely must be given not later than the close of business on the earlier of the tenth day following (i) the day on which notice of the date of such annual meeting is mailed or (ii) public disclosure of the date of such annual meeting is made. The notice must contain certain specified information with respect to the shareholder making the proposal, and the director nominees or the shareholder proposal.

 A copy of the requirements described above will be provided to any shareholder upon written request to the corporate secretary.

By order of the board of directors,

/s/ Mark S. Berg
Mark S. Berg
Executive Vice President, General Counsel and
Corporate Secretary

March 30, 2001

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22                             AMERICAN GENERAL

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                                                                     APPENDIX A

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                        OF AMERICAN GENERAL CORPORATION

The following is the report of the Audit Committee of the American General Corporation Board of Directors (the Audit Committee) for the year ended Decem-ber 31, 2000. The Audit Committee is composed of four directors, each of whom meets the New York Stock Exchange's independence standards. The Audit Commit-tee operates under a written charter adopted by the Board of Directors on March 2, 2000 and included as an exhibit to the Company's 2000 Proxy State-ment. The Audit Committee as a whole, and its Chairman separately, meets regu-larly with the Company's management, internal auditors, and independent audi-tors to discuss the adequacy of American General's internal control environ-ment and financial reporting, accounting matters, audit results, and compli-ance with its corporate responsibility program.

In carrying out its responsibilities and fulfilling obligations under its charter, the Audit Committee, among other things:

  . reviewed with the independent auditors their audit plans, audit scope, and identified audit risks;

  . discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as modified or supplemented, including, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

  . obtained from the independent auditors a written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees";

  . discussed with the independent auditors any relationships that may impact their objectivity and independence, and generally satisfied itself that the auditors are independent;

  . reviewed and discussed the Company's audited consolidated financial statements for the three years ended December 31, 2000 with management and the independent auditors;

  . obtained from management the representation that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States; and

  . discussed with management and the independent auditors the quality and adequacy of the Company's internal controls.

Based on its review, analysis, and discussions with management and the inde-pendent auditors, the Audit Committee recommended to the Company's Board of Directors (and the Board approved) that the Company's audited consolidated fi-nancial statements for the three years ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee and the Board, in recognition and consideration of the recommendation of management, have also recommended, subject to shareholder ratification, the selection of the Company's independent auditors for 2001.

                          Michael E. Murphy, Chairman
                               J. Evans Attwell
                                Larry D. Horner
                              Robert E. Smittcamp

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company spe-cifically incorporates it by reference in such filing.


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                             2001 PROXY STATEMENT                           A-1

                            [American General Logo]
                          American General Corporation
                               2929 Allen Parkway
                           Houston, Texas 77019-2155
                            www.americangeneral.com

P                        AMERICAN GENERAL CORPORATION

R              ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2001

O

X

Y

The undersigned hereby appoints W. LIPSCOMB DAVIS JR., ROBERT M. DEVLIN, and MICHAEL J. POULOS, and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation common stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 26, 2001, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, W. Lipscomb Davis Jr., Robert M. Devlin,
J. Edward Easler II, Larry D. Horner, Richard J.V. Johnson, Morris J. Kramer, Michael E. Murphy, Michael J. Poulos, Robert E. Smittcamp, and Anne M. Tatlock.

If you are a participant in any of the American General Thrift Plans referenced in the Proxy Statement, this card also constitutes instructions to the trustee of such plans to vote the shares allocated to your accounts in the manner described in the Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN GENERAL CORPORATION.


                                                                     SEE REVERSE
                                                                         SIDE

                             FOLD AND DETACH HERE



                        ANNUAL MEETING OF SHAREHOLDERS

                           THURSDAY, APRIL 26, 2001

                                  9 A.M. CDT

                            THE FOUR SEASONS HOTEL
                               1300 LAMAR STREET
                                HOUSTON, TEXAS

[X]  PLEASE MARK YOUR                                                     | 3147
     VOTE AS IN THIS                                                      --
     EXAMPLE.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL DIRECTOR NOMINEES IN ITEM 1 AND "FOR" ITEM 2. (HOWEVER, IF NO DIRECTION IS MADE TO THRIFT PLAN SHARES, SEE THE PROXY STATEMENT.)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.
                                                                                                             FOR   AGAINST   ABSTAIN
1. Election of                      FOR   WITHHELD                          2. Ratification of Appointment   [ ]     [ ]       [ ]
   Directors.                       [ ]     [ ]                                of Independent Auditors.
   (SEE REVERSE)

For, except vote withheld from the following nominee(s):

________________________________________________________


                                                                            IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
                                                                            UPON SUCH OTHER BUSINESS AS IS PROPERLY BROUGHT BEFORE
                                                                            THE MEETING.

                                                                            NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT
                                                                            OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY,
                                                                            EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL
                                                                            TITLE AS SUCH.

                                                                            _______________________________________________________

                                                                            _______________________________________________________
                                                                                SIGNATURE(S)                             DATE

                                                       FOLD AND DETACH HERE

                                        YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.